PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CARPENTER TECHNOLOGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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September 18, 2008

To Our Stockholders:

It is our pleasure to invite you to attend the 2008 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 11:00 a.m. on Monday, October 13, 2008. The meeting will be held at the Ritz Carlton New York City, Central Park, 50 Central Park South, New York, New York 10019.

Business scheduled for the Annual Meeting includes:

•	The election of three directors to three-year terms expiring in 2011;

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2009.

Information concerning these matters is included in the enclosed Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will respond to questions concerning Carpenter’s operations.

If you plan to attend the meeting, please bring the admission ticket attached to your proxy card with you. If you are receiving this Proxy Statement by e-mail and wish to attend the meeting, you should print out the admission ticket attached to the e-mail. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 15, 2008.

If you do not plan to attend the meeting, you may vote over the Internet, by telephone, or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the voting instructions beginning on page 2 of the Proxy Statement. You may also mark your proxy card, then sign, date, and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

Anne L. Stevens
Chairman, President and Chief Executive Officer

i

(continued)

ii

Notice of Annual Meeting of Stockholders

on

October 13, 2008

CARPENTER TECHNOLOGY CORPORATION will hold its 2008 Annual Meeting of Stockholders at the Ritz Carlton New York City, Central Park, 50 Central Park South, New York, New York on Monday, October 13, 2008 at 11:00 a.m. We will vote on the following matters:

1.	The election of three directors to three-year terms expiring in 2011;

2.	Approval of the appointment of PricewaterhouseCoopers LLP, as Carpenter’s independent registered public accounting firm to perform its integrated audit for the fiscal year ending June 30, 2009; and

3.	Any other business that is properly presented at the meeting.

Only stockholders who were record owners at the close of business on August 15, 2008, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at the office of the Corporate Secretary, 2 Meridian Boulevard, 3rd Floor, Wyomissing, Pennsylvania.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Please see page 2 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting. If you plan to attend the meeting, please use the admission ticket attached to your proxy card or included in the e-mail by which you received this Proxy Statement or the letter you obtained from your broker. Upon presentation of proper identification, you may attend the meeting without an admission ticket.

By Order of the Board of Directors,

Oliver C. Mitchell, Jr.
Secretary

iii

September 18, 2008

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 13, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Carpenter Technology Corporation, on October 13, 2008 (the “Annual Meeting”), and any postponements or adjournments. Selected information from Carpenter’s 2008 Annual Report on Form 10-K, including financial statements, is being delivered along with this Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. Carpenter Technology Corporation is referred to in this Proxy Statement as “Carpenter” or the “Company.”

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being sent to stockholders on or about September 18, 2008.

GENERAL INFORMATION

Why Proxies are Solicited

Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote during the Annual Meeting, whether or not the stockholder attends the Annual Meeting in person. You are being asked to vote on two proposals:

•	The election of three directors to three-year terms, which will expire in 2011; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2009.

Cost of Solicitation

Carpenter will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of Carpenter common stock.

Who Can Vote

Stockholders who were record owners of Carpenter common stock at the close of business on August 15, 2008, which is the record date for the Annual Meeting, may vote at the Annual Meeting. On August 15, 2008, there were 44,563,624 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Each participant in the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) may direct The Vanguard Group, Inc. (“Vanguard”), as trustee of the Savings Plan, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. If no direction is received from any participant, the shares will be voted as recommended by the Board of Directors. Directions must be received by Vanguard no later than Wednesday, October 8, 2008.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

•

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the Internet by accessing the website address given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•

If your shares are registered in your name: Vote your Carpenter shares over the Internet by accessing the website www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote by Telephone (Touch-Tone Phone Only)

•

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank, or other nominee.

•

If your shares are registered in your name: Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Based on your Internet and telephone voting, the proxy holders will vote your shares according to your directions.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

You also may attend the Annual Meeting and vote by a ballot that you will receive at the meeting. Your admission ticket to the Annual Meeting is attached to your proxy card or in the e-mail by which you received this Proxy Statement.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the Annual Meeting, you may vote by ballot, which will cancel your previous proxy vote.

Quorum and Required Vote

Holders of a majority of the outstanding shares entitled to vote must attend or be represented by proxy at the Annual Meeting to constitute a quorum so that business may be conducted. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Assuming the presence of a quorum, directors are elected by a plurality of the total votes cast, and the affirmative vote of a majority of the votes cast is required to approve the appointment of the independent registered public accounting firm.

Abstentions as to any matter, and votes withheld for directors, are counted in determining the presence of a quorum, but are not included in the vote count for that matter, and will have no impact on the outcome of the approval of those matters. In the absence of instruction from broker clients who are the beneficial owners, brokers who hold shares in street name for clients have discretionary authority to vote on certain routine matters. Because brokers will have discretionary authority to elect directors and approve the appointment of PricewaterhouseCoopers LLP, we do not believe there will be any broker non-votes at the meeting.

Stockholder Nominations to the Board of Directors

As described in its charter, the Corporate Governance Committee of the Board of Directors performs the functions of a nominating committee and is responsible for identifying and recommending qualified persons to become members of the Board of Directors. The nominees for election to the Board of Directors listed in this Proxy Statement were nominated and recommended by the Corporate Governance Committee.

The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders and will review those nominations under the same criteria as other candidates identified by the Corporate Governance Committee. Our Corporate Governance Guidelines provide that candidates are considered for nomination to the Board of Directors based upon various criteria, including their general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. In Carpenter’s view, the foremost responsibility of a Carpenter director is to represent the interests of stockholders as a whole. To accomplish this, Carpenter believes that directors must have time available to devote to board activities. Accordingly, Carpenter seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Carpenter. Recent developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. Carpenter believes that there should be a majority of independent directors on its board, and it is Carpenter’s policy to avoid the nomination of outside professionals, including lawyers, investment bankers, or accountants, whose firms provide services to Carpenter.

Under Carpenter’s By-Laws, in order to nominate a person for election at the 2009 Annual Meeting of Stockholders, you must provide written notice of your proposed nomination to the Corporate Secretary at Carpenter’s headquarters, P.O. Box 14662, Reading, PA 19612-4662, between July 17, 2009 and August 15, 2009. Your notice to the Corporate Secretary should contain your name, address, and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election as a director, specify:

(i)	name, age, business address, and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee and will serve as a director if elected.

Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director.

2009 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2009 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 22, 2009. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2009 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 17, 2009 and August 15, 2009. For each matter that you wish to bring before the meeting, provide the following information:

(i)	a brief description of the matter and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock that you own; and

(iv)	any material interest (such as financial or personal interest) that you have in the matter.

SECURITY OWNERSHIP OF CERTAIN PERSONS

Principal Beneficial Owners

Listed below are the only individuals and entities known by Carpenter to own more than 5% of the outstanding common stock of the Company as of August 15, 2008 (assuming that their holdings have not changed from such other date as may be shown below):

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
OppenheimerFunds Incorporated	2,373,756	(2)	5.33%
Denver, CO

(1)	The percentages are calculated on the basis of shares of common stock outstanding as of August 15, 2008.
(2)

This information was based upon OppenheimerFunds Incorporated (“Oppenheimer”) SEC filing dated July 31, 2008. Oppenheimer is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Oppenheimer possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Oppenheimer disclaims beneficial ownership of these shares.

DIRECTORS, NOMINEES AND MANAGEMENT

The following table shows the ownership of Carpenter common stock as of August 15, 2008, by each director or nominee; by any person acting as Carpenter’s Chief Executive Officer during fiscal year 2008, any person acting as Carpenter’s Chief Financial Officer during fiscal year 2008, the other three most highly compensated executive officers of Carpenter during fiscal year 2008 and any other executive officers during fiscal year 2008 who are considered to be named executive officers under applicable SEC regulations (collectively, the “Named Executive Officers”); and Carpenter’s directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over their respective shares of common stock.

Name	Number of Shares Beneficially Owned(1)		Director Stock Units(2)	Shares and Units Beneficially Owned(1)		Percentage of Outstanding Shares(3)(4)
Anderson, Jr., C. G.	31,480		12,049	43,529		0.1%
Anderson, P. M.	4,100		1,059	5,159		0.0%
Inglis, I. M.	16,600	(5)	6,694	23,294	(5)	0.0%
McMaster, R. R.	4,200		1,059	5,259		0.0%
Pratt, G. A.	4,200		13,308	17,508		0.0%
Stephans, P. N.	98,140	(5)	6,694	104,834	(5)	0.2%
Stevens, A. L.	82,781	(6)	n/a	82,781	(6)	0.2%
Turner, K. C.	19,246		16,328	35,574		0.0%
Wadsworth, J.	8,200		2,467	10,667		0.0%
Ward, Jr., S. M.	13,732		15,991	29,723		0.0%
Hanley, T. K.	22,259		n/a	22,259		0.0%
Ralph, K. D.	19,500		n/a	19,500		0.0%
Shor, M. L.	59,199	(6)	n/a	59,199	(6)	0.1%
Simons, R. L.	1,051		n/a	1,051		0.0%
Widge, S. Y.	38,630	(6)	n/a	38,630	(6)	0.1%
All directors and executive officers as a group (19 persons)	469,822	(5)(6)	75,649	545,470	(5)(6)	1.1%

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 15, 2008:

C. G. Anderson, Jr.	16,000	P. N. Stephans	4,000	T. K. Hanley	0
P. M. Anderson	4,000	A. L. Stevens	9,500	K. D. Ralph	0
I. M. Inglis	16,000	K. C. Turner	15,700	M. L. Shor	0
R. R. McMaster	4,000	J. Wadsworth	8,000	R. L. Simons	0
G. A. Pratt	4,000	S. M. Ward, Jr.	8,000	S. Y. Widge	0

All directors and executive officers as a group (19 persons) 89,200

(2)

These stock units convert to an equivalent number of shares of common stock upon the director’s retirement or termination of service as allowed under the plan. The value of the stock units tracks the value of the common stock, but the units have no voting rights.

(3)	Ownership is rounded to the nearest 0.1% and is less than 0.1% except where stated. Stock units are not included in the calculation of percentage of outstanding shares owned.
(4)

The percentages are calculated on the basis of the number of shares of common stock outstanding plus the number of shares of common stock that would be outstanding if the individual’s options were exercised.

(5)	Voting and investment power is shared with respect to the following shares of common stock:

I. M. Inglis	400
P. N. Stephans	54,470

(6)	The amounts include the following shares of common stock held in the Savings Plan:

M. L. Shor	737
A. L. Stevens	45
S. Y. Widge	4,646

All executive officers as a group	5,692

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Carpenter’s Board of Directors consists of ten directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the Annual Meeting.

Messrs. McMaster and Pratt and Ms. Stevens have been nominated for election at the 2008 Annual Meeting of Stockholders. If elected, their terms will expire at the 2011 Annual Meeting. The biographical summaries of the nominees and the remaining seven directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the three nominees. Each nominee has consented to being nominated as a director and is expected to serve as a director if elected.

The Board of Directors recommends that you vote FOR the election of Messrs. McMaster and Pratt and Ms. Stevens.

Nominees—Terms to Expire 2011

ROBERT R. McMASTER, age 60, has been a director of Carpenter since 2007 and is a member of Carpenter’s Audit/Finance Committee. Mr. McMaster held various positions at KPMG from May 1970 to June 1997, including Ohio Valley Area Managing Partner. He served from 1992 to 1997 as a member of KPMG’s Management Committee. From June 1997 to February 2005, Mr. McMaster was chairman and chief executive officer of Westward Communications, and president and chief executive officer of its successor company, ASP Westward Holdings, publishers of community newspapers in Texas, Arkansas, and Colorado. He is also a director of Sally Beauty Holdings Inc. (chairman, Audit Committee; member, Finance Committee), a public company listed on the NYSE, and Minimally Invasive Devices, LLC. He also is a former board member of American Eagle Outfitters, Inc. and Dominion Homes Inc. He is active in a wide variety of community affairs organizations in the Columbus, Ohio, region. He received his B.S. magna cum laude, in accounting from Miami University, Oxford, Ohio, in 1970, and is the recipient of the Haskins & Sells Foundation Award for excellence in accounting.

ANNE L. STEVENS, age 59, is Chairman, President and Chief Executive Officer of Carpenter Technology Corporation and has been a director of Carpenter since 2006. She is a member of Carpenter’s Science and Technology Committee. Prior to joining Carpenter in 2006, Ms. Stevens held various management positions at Ford Motor Company, most recently serving as Executive Vice President of Ford Motor Company and Chief Operating Officer of Ford in The Americas, with responsibility for Ford’s North and South American product development, vehicle launch, manufacturing and material purchasing activities. She joined Ford in 1990 as a marketing specialist in the Plastics Products division, and subsequent positions at Ford included Group Vice President for business operations in Canada, Mexico and South America, and Vice President of North American Vehicle Operations with responsibility for nearly thirty plants in Canada, Mexico and the United States. Before joining Ford, Ms. Stevens held engineering, manufacturing and marketing positions for over ten years at Exxon Corporation. She earned a B.S. in Mechanical and Materials Engineering from Drexel University and did post graduate work at Rutgers University. She also received an honorary Ph.D. in Communication Sciences from Central Michigan University. Ms. Stevens has been a member of the Board of Directors since 2002 of Lockheed Martin, a public company listed on the NYSE. She is a member of the National Academy of Engineering and received a distinguished service citation from the Automotive Hall of Fame. She has been named four times to Fortune magazine’s list of “50 Most Powerful Women in Business” and was named by Automotive News as a 2005 “Leading Woman in the North American Automotive Industry.”

GREGORY A. PRATT, age 59, has been a director of Carpenter since 2002, is a member of the Human Resources Committee, chairs the Corporate Governance Committee, and also serves as Carpenter’s Lead Independent Director. Mr. Pratt is Vice Chairman and a director of OAO Technology Solutions, Inc. (OAOT), an information technology and professional services company. He joined OAOT in 1998 as President and CEO after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and COO of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as CFO and President, of Atari (US) Corporation from 1984 through 1991. He also serves as a director and audit committee chairman of AmeriGas Propane, Inc., a public company listed on the NYSE and also served as a director of Ceridian Corporation from September to November 2007.

Incumbent Directors to Continue in Office

These are the other directors whose terms continue after the Annual Meeting, as indicated:

Terms to Expire 2010

I. MARTIN INGLIS, age 57, has been a director of Carpenter since 2003 and is Chair of the Audit/Finance Committee. Mr. Inglis is Executive Vice President and Chief Financial Officer of Battelle, a $4 billion Research and Development enterprise headquartered in Columbus, Ohio. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets during his career at Ford, where he was named head, Global Products and Business Strategy and elected a corporate Vice President in 1996; President, Ford South America in 1999; head, Ford North America in 2000; Chief Financial Officer in 2001; and Group Vice President, Business Strategy in 2002. Mr. Inglis also serves on the Advisory Board of three venture funds (Fletcher Spaght, Reservoir Ventures, and Battelle Ventures) and is the Audit Chairman of Brookhaven Science Associates LLC; and Battelle Energy Associates LLC. He holds a bachelor’s degree in business economics from Strathclyde University, Glasgow, Scotland.

PETER N. STEPHANS, age 65, has been a director of Carpenter since 2003 and is a member of the Audit/Finance Committee. Mr. Stephans is Chairman and Chief Executive Officer of Trigon Holding, Inc., parent company for its subsidiary manufacturing, forged and machined components for aerospace and medical applications, and its subsidiary that designs, develops and markets orthopedic implants. Prior to Trigon, Mr. Stephans served as President and Chief Operating Officer of Dynamet Incorporated, a privately-held titanium processor that Carpenter purchased in 1997. He was appointed Vice President and Technical Director in October 1972 and Executive Vice President in October 1982. He began his career at IBM Corporation, ultimately serving as Manufacturing Manager for one of the company’s divisions in New York. Mr. Stephans holds a bachelor’s and master’s degree in electrical engineering from the South Dakota School of Mines and Technology. He also serves on the Boards of Directors/Trustees of Washington and Jefferson College and World Affairs Council of Pittsburgh.

KATHRYN C. TURNER, age 61, has been a director of Carpenter since 1994, and is a member of the Human Resources and the Corporate Governance Committees. Ms. Turner is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the healthcare sector, in 1985. Standard Technology, Inc. is headquartered in Falls Church, VA, with employees in approximately 12 states. Ms. Turner also serves on the Board of Directors of Conoco Phillips and Schering-Plough Corporation, each a public company listed on the NYSE, and she has served as a director for the Urban League (Northern Virginia Chapter), National Capital Area Boy Scouts and the Children’s Hospice International. In 1994, she received a Presidential appointment to serve on the President’s Export Council, after serving a one-year term on the ExIm Bank Advisory Committee. In 1993, she was appointed to the Commission on the Future of Worker-Management Relations, a joint commission of the Departments of Labor and Commerce, established by President Clinton. In 1992, she was the first woman appointed by Secretary Cheney to the Defense Policy Advisory Committee on Trade (DPACT). Ms. Turner is the 1998 Black Engineer Entrepreneur of the Year, a 1994 recipient of the Northern Virginia Urban League’s Shining Star Award, and a 1994 recipient of the National Association of Black Telecommunications Professionals, Inc.’s Granville T. Woods Award.

STEPHEN M. WARD, JR., age 53, has been a director of Carpenter since 2001, and is Chair of the Human Resources Committee and a member of the Corporate Governance Committee. Mr. Ward is the retired President and Chief Executive Officer of Lenovo Corporation, the international PC company formed by the acquisition of IBM’s PC business by Lenovo of China. Prior to joining Lenovo, he was senior vice president and general manager of IBM’s Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division and the Printing Systems Division. In his 26-year career with IBM, Mr. Ward also served as IBM’s chief information officer and Vice President, Business Transformation, directing business process and information technology investments. Mr. Ward was also general manager of IBM’s Global Industrial Sector, responsible for the marketing, sales, and service of IBM e-business solutions. In the mid-1990’s, he served as Vice President, Information Technology and was later named General Manager, IBM ThinkPad, in the IBM Personal Computer Company. He first joined IBM in Tucson, Arizona as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control and project development for disk drive, tape and optical storage projects and software development, and was also an assistant to the IBM chairman at company headquarters in Armonk, New York. He holds a B.S. degree in mechanical engineering from California Polytechnic State University at San Luis Obispo. Mr. Ward is also a member of the Board of e2open, a maker of enterprise software, where he serves on the Audit Committee, and E-lnk, a maker of electronic paper displays.

Terms to Expire 2009

CARL G. ANDERSON, JR., age 63, has been a director of Carpenter since 2003 and is a member of the Audit/Finance Committee. Mr. Anderson is the former Chairman of the Board, President and Chief Executive Officer of Arrow International, Inc., a leading manufacturer of medical devices. He previously served as Vice-Chairman of the Board of Directors and General Manager of Arrow’s Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products. Prior to joining ABC School Supply in May 1997, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992 and a marketing executive at Procter & Gamble from 1972 to 1984. Mr. Anderson served as a director of Arrow International, Inc., a director of IWT Tesoro (IWTT) until December 2007, and as a trustee of Lafayette College and Alvernia College.

DR. PHILIP M. ANDERSON, age 60, has been a director of Carpenter since 2007 and is a member of Carpenter’s Corporate Governance, Human Resources and Science and Technology Committees. Dr. Anderson is a professor of physics at Ramapo College of New Jersey, where he has taught since 1990. He holds more than 100 foreign and 34 U.S. patents, and was named Inventor of the Year by the New Jersey Inventor’s Hall of Fame in 2001. He also is a respected consultant on technical and intellectual property on new technology and product development for Fortune 100 companies, with particular emphasis on security systems, medical devices, sensors, magnetics, acoustics and materials. Prior to teaching, he was founder, president and chief executive officer of Identitech Corp., 1986-1988; and new venture manager and senior research physicist at Allied Corp. (now Honeywell Corp.) from 1979-1986. Dr. Anderson received his B.S. in physics in 1970 from Widener University, M.S. degrees in both physics and electrical engineering from Drexel University in June 1977, and a Ph.D. in physics from Drexel in 1979. He served as a pilot in the U.S. Air Force and National Guard from 1970-1975. He is a former director of Aerco International and Sigma-Netics. From 1997-2001, he was a member of the Peer Review Board of the U.S. Army’s ARDEC, Picatinny Arsenal.

DR. JEFFREY WADSWORTH, age 58, has been a director of Carpenter since 2006 and is a member of Carpenter’s Science and Technology Committee. Dr. Wadsworth is Executive Vice President for Laboratory Operations at Battelle, a $4 billion Research and Development enterprise headquartered in Columbus, Ohio. He formerly was Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was deputy director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He was elected to the National Academy of Engineering in 2005, and has been elected Fellow of several technical societies. Dr. Wadsworth holds a bachelor’s degree in metallurgy, Ph.D., D.Met and D.Eng. degrees from Sheffield University, England.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and Carpenter’s Certificate of Incorporation and By-Laws, Carpenter’s business, property and affairs are managed under the direction of its Board of Directors (sometimes referred to simply as the “Board”). While Carpenter’s non-management directors are not involved in day-to-day operating details, they are kept informed of Carpenter’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter’s officers during meetings of the Board of Directors and its committees.

Meetings of the Board

The Board of Directors held eight meetings during fiscal year 2008. In addition, there were twenty-eight committee meetings. The policy of Carpenter is to require attendance and active participation by directors at Board and committee meetings. The average attendance for Carpenter’s directors at these meetings was over 90%. Each director, except Ms. Turner whose attendance was 74%, attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2008. Directors are encouraged to attend the Annual Meeting of Stockholders, and nine of Carpenter’s directors attended the 2007 annual meeting.

Board Independence

The Board of Directors is comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the applicable requirements of the SEC and NYSE. Board committees also reflect applicable requirements for certain of their members to qualify as Independent Directors.

In determining independence, each year the Board affirmatively determines, among other things, whether directors have a “material relationship” with Carpenter. When assessing the “materiality” of a director’s relationship with Carpenter, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Where an affiliation involves the delivery of services to or by Carpenter, the Board considers the frequency or regularity of the provision of services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Carpenter as those prevailing at the time from unrelated parties for comparable transactions. With respect to Audit/Finance Committee members, the Board must affirmatively determine that such directors, in addition to the general independence requirements described above, satisfy certain financial education requirements and do not, among other things, accept any consulting, advisory, or other compensatory fee from Carpenter.

The Board has determined that the following directors are Independent Directors: Carl G. Anderson, Jr., Philip M. Anderson, I. Martin Inglis, Robert R. McMaster, Gregory A. Pratt, Kathryn C. Turner and Stephen M. Ward, Jr. Mr. Peter  N. Stephans is considered independent for all purposes except participation on the Human Resources Committee.

Meetings of the Independent Directors

Under Carpenter’s Corporate Governance Guidelines, which reflect applicable requirements of the NYSE, the Independent Directors of the Board meet in an executive session at least twice per year to: (a) review the performance of the Chief Executive Officer; and (b) address any other matters affecting Carpenter that may concern such directors. During fiscal year 2008, the Independent Directors met in executive session five times. In fiscal year 2008, the Board, at the suggestion of Ms. Stevens, designated Gregory A. Pratt as its Lead Independent Director.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors by sending a letter addressed to “Carpenter Technology Board of Directors, c/o Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662”. Carpenter’s Corporate Secretary will review the correspondence and forward it to the Chairman of the Board of Directors or to the Chair of the appropriate Board committee or to any individual director or directors to whom the communication may be specifically directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Carpenter or its business, or is similarly inappropriate. In any such latter situation, the Corporate Secretary will not forward the communication, and will so notify the sender if and as appropriate. Stockholders and other interested parties may also communicate with the Audit/Finance Committee by sending an e-mail to boardauditcommittee@cartech.com.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for the chief executive officer and senior financial officers of the Company. There were no waivers of the Code of Ethics for fiscal year 2008 or through the date of this Proxy Statement.

Director Training and Education

Directors are encouraged to attend outside educational seminars presented by accredited third party organizations. During fiscal year 2008, Carpenter provided instruction to the Board on improving the effectiveness of the Board.

Committees of the Board

The Board of Directors has four standing committees: the Audit/Finance Committee, Corporate Governance Committee, Human Resources Committee and Science and Technology Committee. Summary information about each such committee is set forth in the following table:

Committee and Members	Purpose of the Committee	2008 Meetings
Audit/Finance Committee I. Martin Inglis, Chair Carl G. Anderson, Jr. Robert R. McMaster Peter N. Stephans All members are Independent Directors.	• Assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the qualifications, independence and performance of the Company’s independent auditor; (iii) the performance of the Company’s internal audit personnel; and (iv) the Company’s overall compliance with accounting, legal, regulatory, ethical and business conduct requirements.	12

•   Select the Company’s independent registered public accounting firm and recommend to the Board with respect to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

	• Review of (and the provision of recommendations to the Board of Directors relating to) major financial matters affecting the Company.

Committee and Members	Purpose of the Committee	2008 Meetings
Corporate Governance Committee Gregory A. Pratt, Chair Philip M. Anderson Kathryn C. Turner Stephen M. Ward, Jr. All members are Independent Directors.	• Assist the Board in identifying qualified individuals to become members of the Board (and otherwise functioning as a nominating committee with respect to directors), and determining the overall composition of the Board and its committees.	4

•   Assist the Board in developing, implementing and monitoring a set of corporate governance principles for the Company, and overseeing processes to assess the performance and effectiveness of the Board of Directors, its committees and management of the Company.

	• Ensure orderly succession at the Board and management levels.

Human Resources Committee Stephen M. Ward, Jr., Chair Philip M. Anderson Gregory A. Pratt Kathryn C. Turner	• Assist the Board with its overall responsibility for supervising the Company’s management and human resources and for reviewing the Company’s strategies and plans to support organizational and employee effectiveness.	11
	• Review and approve compensation of the Company’s executive officers.

All members are Independent Directors.	• Administer the Company’s incentive compensation programs and plans and provide oversight for the Company’s employee benefits programs generally.

Science and Technology Committee Jeffrey Wadsworth, Chair Philip M. Anderson Anne L. Stevens	• Review and monitor major scientific or technological developments that could affect the Company’s current business or operations or implicate significant strategic planning or considerations for the future.	1

•   Make periodic recommendations to the Board concerning such major developments or potential business opportunities for the Company with respect to scientific or technological matters that implicate significant strategic planning or Company prospects.

		*The Science and Technology Committee was formed in January 2008.

Corporate Governance Guidelines and Charters

Carpenter’s Corporate Governance Guidelines, as well as the charters for all the Board committees, the Company’s Code of Conduct, and the Company’s Code of Ethics and any information regarding any waivers of the Code of Ethics, are available on Carpenter’s website at www.cartech.com. Copies will also be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Transactions with Related Persons

During fiscal year 2008, there were no related party transactions.

Human Resources Committee Interlocks and Insider Participation

The Human Resources Committee, comprised of Messrs. Ward (Chair), P. Anderson and Pratt and Ms. Turner, performs the functions of a compensation committee of the Board. No member of the Human Resources Committee was a current or former officer or employee of Carpenter or any of its subsidiaries during fiscal year 2008, or had any relationship requiring disclosure by Carpenter under the SEC’s proxy rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to Carpenter and other Company records or information, Carpenter believes that all applicable Section 16(a) reports were timely filed by its directors and executive officers, and more than 10% stockholders during the fiscal year ended June 30, 2008.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid or awarded to each non-employee director during fiscal year 2008. Any director who is an employee of Carpenter is not compensated for Board service.

FY 2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Anderson, Jr., Carl G.	$45,000		$45,000	$121,286	$0	$0	$6,854	$218,140
Anderson, Philip M.	$45,000		$45,000	$121,286	$0	$0	$450	$211,737
Inglis, I. Martin	$55,000	(4)	$45,000	$121,286	$0	$0	$3,974	$225,259
McMaster, Robert R.	$45,000		$45,000	$121,286	$0	$0	$450	$211,737
Pratt, Gregory A.	$55,000	(5)	$45,000	$121,286	$0	$0	$8,109	$229,395
Stephans, Peter N.	$45,000		$45,000	$121,286	$0	$0	$3,974	$215,259
Turner, Kathryn C.	$45,000		$45,000	$121,286	$0	$0	$9,998	$221,284
Wadsworth, Jeffrey	$50,000	(6)	$45,000	$121,286	$0	$0	$1,331	$217,617
Ward, Jr., Stephen M.	$55,000	(7)	$45,000	$121,286	$0	$0	$9,787	$231,073

(1)	The value for stock units reflects the amount recognized in accordance with Statement of Financial Accounting Standards (“FAS”) 123R in Carpenter’s financial statements. Carpenter recognizes expense monthly by amortizing on a straight-line basis the total issued dollar amount of such awards. Stock units are credited to a director’s account on the date of the annual meeting of stockholders for service in the ensuing year, but are subject to forfeiture if the director separates from Board service prior to the date of the next annual meeting for any reason other than death, disability, retirement, or a change in control of the Company.

The outstanding number of stock units credited to each director under Carpenter’s Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”) as of June 30, 2008, was C. Anderson-11,765; P. Anderson-1,059; I. M. Inglis-6,694; R. McMaster-1,059; G. Pratt-13,308; P. Stephans-6,694; K. Turner-16,328; J. Wadsworth-2,467; and S. Ward-15,991. Each director was credited with 708.291 stock units on October 15, 2007, the date of the Annual Meeting, with a grant date value of $45,000.

(2)	The dollar value of stock options is equal to the compensation expense recognized in accordance with FAS 123R in Carpenter’s financial statements. Carpenter recognizes expense ratably in monthly increments over the one-year vesting period. The assumptions used in determining the fair value of the options is set forth in Note 16 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K. During fiscal year 2008, each director received an annual award of 3,614 stock options with a grant date value of $121,286.

The outstanding number of shares subject to stock options granted to each director as of June 30, 2008 was C. Anderson-19,614; P. Anderson-7,614; I. M. Inglis-19,614; R. McMaster-7,614; G. Pratt-7,614; P. Stephans-7,614; K. Turner-19,314; J. Wadsworth-11,614; and S. Ward-11,614.

(3)	Includes the aggregate dollar amount of dividend equivalents paid in fiscal year 2008 on the stock unit balance credited to each director’s account. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited being determined by dividing the dollar amount by the close price on the NYSE on the dividend equivalent payment date.
(4)	Includes additional retainer for service as Chair of the Audit/Finance Committee.
(5)	Includes additional retainer for service as Chair of the Corporate Governance Committee.
(6)	Includes additional retainer for service as Chair of the Science and Technology Committee.
(7)	Includes additional retainer for service as Chair of the Human Resources Committee.

The director compensation amounts detailed above are based upon compensation elements that were established in 2004. These compensation elements are reviewed regularly by the Board to ensure that they are appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. They reflect the Board’s determination that all compensation to the non-employee directors should be in the form of cash and equity securities, as described below.

Compensation for non-employee directors consists of an annual retainer of $90,000 (plus travel expenses, where appropriate) for attending all Board and committee meetings. Each Committee Chair receives an additional annual cash retainer of $10,000 except that the Chair of the Science and Technology Committee receives an additional cash retainer of $5,000. Directors may also receive up to 2,000 stock options upon joining the Board and up to 4,000 stock options annually on or about the date of the Company’s Annual Meeting of Stockholders.

At least 50% of the $90,000 annual retainer for Board service is paid in stock units that convert to an equivalent number of shares of common stock following death, disability, retirement or other termination of service as allowed under Carpenter’s Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”.) The stock units are granted on the date of the annual meeting of stockholders for the year in which Board service is to be provided, and the number of units is based on the trading price of Carpenter’s common stock on such date of grant. These stock units vest after the completion of one year of board service following the grant date, or the earlier of death, disability or retirement from the Board, and they will be forfeited if Board service is ended earlier for any other reason.

At the director’s election, the remaining 50% of the annual retainer can be paid in cash currently, or all or a portion, can be deferred and paid in either cash at the time of distribution under Carpenter’s Deferred Compensation Plan for Non-Management Directors (“Director Cash Deferral Plan”) or common stock at the time of distribution under Carpenter’s Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”). The additional retainer to a Committee Chair can be paid in cash currently, or all or a portion, can be deferred and paid in cash at the time of distribution under the Director Cash Deferral Plan. Under the Director Cash Deferral Plan, interest is credited semi-annually at the Company’s Five-Year Medium Term Note Borrowing Rate, as provided by one of the Company’s investment bankers on November 15 of the prior Plan Year. Carpenter distributes a participating director’s deferred cash compensation, at the director’s election, in a lump sum or in 10 or 15 annual installments commencing on the date or event elected.

Upon a change in control of the Company, all earned stock units vest (unearned stock units under an incomplete Performance Period are paid in cash at pro-rata target levels) and stock options become immediately exercisable. In the event of separation from service for any reason other than death, disability, retirement, or change in control, unvested and unearned stock units, and unexercisable options, are forfeited. A director will have a three-month period following such separation to exercise any options that were not forfeited. In the event of removal for cause, all existing stock options and unvested stock units shall be forfeited.

COMPENSATION DISCUSSION AND ANALYSIS

To the extent any part of this discussion refers to future individual or Company performance goals and targets, such references are made only to assist comprehension of our compensation and benefit programs. No such reference (or any inference made from it) should be considered to be a projection or forecast of future Company performance.

Our General Philosophy and Objectives

Our executive officers and other senior leaders are compensated through a mix of base salary, incentive-based cash bonuses, and incentive-based equity awards that is designed to be fair and competitive and is intended to focus senior leaders on achieving important business objectives. The Human Resources Committee (the “Committee”) of the Board is charged with setting all executive compensation. It does so through a process that involves several meetings over the course of each fiscal year, drawing upon multiple resources that include input from independent compensation consultants, our Human Resources Department, and our Chief Executive Officer. The resulting executive compensation programs are designed to:

•	Inspire our executives both (i) to achieve or exceed the Company’s and their respective individual performance objectives and (ii) to transform Carpenter’s business;

•	Link executives’ goals with the interests of our stockholders, by tying a significant portion of personal income opportunity to the value of our stock;

•	Motivate, attract and retain talented leaders who are, and will continue to be, needed for the implementation of our growth and success strategies; and

•	Provide discretion for the Committee to reward individual performance or accomplishments, while also emphasizing teamwork and Carpenter’s overall success.

A primary objective of our executive compensation programs is to focus our senior leaders on “transformation” as an integral element of both individual and Company performance. Our transformation objective is part of our overall strategy to improve operations and expand our business into profitable markets globally, and it requires our senior leadership team to focus on the following areas, among others: worker safety, diversity, protection of the environment, operational excellence, and elimination of waste.

The Committee administers our executive compensation programs to reward the Company’s senior leaders when they meet or exceed annual financial goals that improve total stockholder return. A significant component of the incentive structure is weighed towards overall leadership team performance against targeted goals, so that, if the team fails to meet the minimum thresholds, that component of performance-based compensation may not be awarded. The Committee also applies an incentive-based formula to reward superior individual performance by senior leaders where appropriate. In both cases, our programs are designed for the larger portion of performance-based incentive awards to be paid in equity grants or other equity-based arrangements, rather than in cash, to reinforce the linkage between the interests of our executives and our stockholders.

To maintain the link between the financial interests of our Named Executive Officers (who are identified below) and the interests of our stockholders, the Committee requires each Named Executive Officer to hold equity in the Company (as either restricted or unrestricted stock) equal to at least 1.5 times his or her base salary.

Important Practical Considerations

Underlying our general philosophy, and the important strategic objectives summarized above, are reinforcing practical considerations that may be taken for granted. The Committee has designed and administers our executive compensation and broader employee benefits programs to strengthen and enhance the Company’s core employment relationship with its valued personnel. Traditional compensation concepts such as attracting and retaining talent, or linking the interests of executives to those of stockholders, may become ineffective if practical considerations are not brought to bear. That recognition is part of the reason the Committee, which functions as our compensation setting body, is called the “Human Resources” committee.

In making determinations about compensation and other benefits, the Committee also considers appropriately factors such as:

•	The correlation between opportunities for financial rewards and the demands of challenging work;

•	The integration of team-focused incentive performance metrics and Company-wide transformation objectives, on the one hand, with motivating superior individual performances, on the other hand;

•

The implications of requiring equity ownership by our Named Executive Officers, on the one hand, and emphasizing the achievement of aggressive performance objectives through lawful and ethical business practices, on the other hand; and

•	The nexus between retention and opportunities for personal growth and career development.

How We Determine Compensation

As indicated above, the Committee is charged with setting all executive compensation, which includes the compensation of our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers, who together comprise the group of “Named Executive Officers” under applicable SEC regulations. For fiscal year 2008, our Named Executive Officers were:

•	Anne L. Stevens – Chairman, President and Chief Executive Officer

•	K. Douglas Ralph – Senior Vice President and Chief Financial Officer

•	Michael L. Shor – Senior Vice President

•	Sunil Y. Widge, Ph.D. – Senior Vice President

•	T. Kathleen Hanley – Senior Vice President

Another former employee, Richard L. Simons, served as acting Chief Financial Officer for less than ten days during fiscal year 2008, and voluntarily resigned from the Company to take another position before the end of fiscal year 2008. As a result, while required information about Mr. Simons is included in certain tables as a part of the “Executive Compensation” section later, the discussion here does not include him.

Through a process that involves several meetings over the course of the fiscal year, the Committee regularly reviews all components of compensation, both recent and prospective, of our executive officers. Its review includes data on salary, annual bonuses, and equity-based awards, as well as information on perquisites and other benefits. The Committee draws upon several resources during this process, and its members consider, among other things, competitive surveys, other relevant market data, and recommendations made by our Chief Executive Officer, the Committee’s independent compensation consultant and the Company’s Human Resources Department.

Benchmarking and Comparator Group Analysis

For purposes of its fiscal year 2008 determinations, the Committee engaged the independent compensation consulting firm of Towers Perrin to conduct a competitive assessment of the Company’s compensation program for the Named Executive Officers and to make recommendations to the Committee. In developing competitive compensation level recommendations with respect to the Named Executive Officers, the consultant established a benchmark match for each position, based on a broad perspective of the relevant market and detailed competitive data at the 25th, 50th and 75th percentile levels, for each of the following elements of pay:

•	base pay;

•	target annual cash incentive bonus;

•	target total cash compensation;

•	expected value of long-term incentives; and

•	total target direct compensation.

The Committee used this benchmark data and it also accepted the consultant’s recommendation that it use a comparator group for competitive compensation analysis that includes a broad array of public companies that draw upon similar executive talent. The comparator group consisted of public companies with reported revenues of between US$500 million and US$3 billion engaged in the following industries: aerospace, defense, automotive, mining, construction, manufacturing, metals and scientific.

Fiscal Year 2008 Compensation Strategy

Applying the above philosophy and objectives, the elements of compensation to our executive officers and other senior leaders consist of components from six categories: base salary, annual cash incentive bonuses, long-term (equity-based) incentives, retirement and post-employment benefits, deferred compensation opportunities, and perquisites and other benefits. A summary description of each component is detailed in the following subsections.

As its guiding principles for determining the principal components of compensation for fiscal year 2008, the Committee evaluated and calibrated pay levels for our Named Executive Officers, relative to the comparator group, by applying the following strategy:

•

Base salary, target total cash compensation levels (consisting of base salary plus target annual cash bonus) and target total direct compensation (consisting of target total cash compensation plus the expected value of long-term incentives) were compared to the 50th percentile of the comparator group.

•

The comparator group information was considered against the overall performance of each Named Executive Officer, including individual responsibilities and related performance, and other internal considerations such as retention.

•	The Committee considered compensation to be competitive if it falls within 15% of the 50th percentile of the comparator group.

Consistent with our general philosophy and the Committee’s standard approach, the Committee received and considered recommendations and other input from our Chief Executive Officer and our Senior Vice President of Organization Effectiveness as formal parts of its processes for developing executive compensation plans and evaluating performance of individual executives for purposes of making final determinations for fiscal year 2008. In the end, the Committee made compensation determinations that sought to reward performance, motivate senior leaders and retain valued talent for the ongoing transforming leadership the Company’s future success will require.

Base Salaries

The Committee reviews salaries annually and also in connection with a promotion or other major change in responsibilities. The Committee considers, among other factors, the following:

•	the person’s job duties, performance and achievements;

•	retention concerns, as appropriate, and critical skills; and

•	the level of pay relative to comparable persons at the businesses reviewed by the Committee, including the comparator group discussed above.

The Committee considered the above factors in setting salaries for fiscal year 2008, and awarded each of Ms. Stevens, Ms. Hanley, and Mr. Shor a 3% pay raise, each of which became effective for the start of fiscal year 2008. Dr. Widge had been promoted to Senior Vice President and Chief Technology Officer effective on April 24, 2007, and his salary was increased 24% at that time from $245,000 to $305,000, where it remained for fiscal year 2008. Mr. Ralph was hired on July 9, 2007, with a base salary of $380,000, where it remained for the rest of fiscal year 2008.

Annual Cash Incentive Bonuses

The Committee maintains an Executive Bonus Compensation Plan (“EBCP”) to implement its belief that a significant portion of a Named Executive Officer’s (and certain other executives’) potential compensation should be contingent on the successful, ethical, and lawful performance of the Company’s business. The EBCP provides that Named Executive Officers and certain other executives are eligible to receive an annual cash incentive bonus based on certain performance metrics. For fiscal year 2008, the Committee continued to focus primarily on the metrics of (a) Return On Net Assets (“RONA”) and (b) Earnings Per Share (“EPS”) as the key measures under the EBCP. With respect to all Named Executive Officers (except for Mr. Shor), and most other executives, the Committee set the target measures for both RONA and EPS at 40%, and it established “transformation” goals as the measure for the remaining 20% of bonus potential. For Mr. Shor, whose individual performance goals included improving on-time delivery with respect to the Company’s Premium Alloy Operations, the target measures under the EBCP were: RONA and EPS – each 30%; transformation goals – 20%; and on-time delivery goals – 20%. As a general matter, performance goals are set at three levels – namely Threshold, Target and Maximum – with the respective potential bonus amounts at such levels being equal to 50%, 100% and 200% of the individual’s salary for the fiscal year. If performance does not reach the Threshold (or minimum) level, no bonus is earned under the EBCP in the normal course.

When establishing performance metrics and levels at the beginning of a fiscal year, the Committee typically considers the likelihood that historical special events or circumstances will occur again or continue in the coming year. The Committee reviews performance, verifies the related data, and determines final awards at the end of the fiscal year, at which time it may consider whether an adjustment is warranted to a particular metric based on unanticipated developments or exceptional performance in another area of strategic importance to the Company. As part of the Committee’s data verification process for approving EBCP awards, performance data relative to the Company’s operating results for financial reporting purposes are also reviewed by the Audit/Finance Committee of the Board before being applied by the Committee in its award determinations.

Our target for total cash compensation, as a general matter, is intended to approximate the market pay levels at the 50th percentile when Target level goals under the EBCP are achieved. The Committee retains the flexibility to make exceptions from this approach if appropriate in order to reward executives whose skills, abilities and performance justify cash compensation above that percentile, and, conversely, to target pay below the 50 percentile level in certain circumstances.

For fiscal year 2008, the Committee determined that it was appropriate to consider the following matters, in addition to the above measures, in determining bonus awards to the Named Executive Officers and other executives under the EBCP. At the direction of the Board, our management undertook several initiatives designed to position the Company for enhanced growth in its current businesses, to divest non-core businesses, and to lower costs, to improve manufacturing capabilities, and to expand into strategic growth markets. Some of these initiatives took significant management time and efforts away from the conduct of normal business. Additionally, the Board- directed initiatives impacted the final performance on both EPS and RONA. In order to reward the accomplishments of management, while neutralizing the positive impact of divestitures, the Committee made its final bonus determinations under the EBCP by scoring both RONA and EPS at par.

Long-Term Incentives

Our principal long-term incentive program for Named Executive Officers and other executives is achieved through equity-based awards that are tied to the Company’s performance and the future value of our common stock, and thus are aligned more directly with the interests of our stockholders. The Committee believes such awards focus executive attention on the Company’s longer-term interests and strategic business decisions, including our emphasis on effective transformation initiatives by all senior leaders as discussed above. The Committee also believes that such awards motivate executives both to lawfully and ethically meet or exceed performance metrics and to remain with the Company.

The Committee uses our Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Executive Stock Plan”) to provide equity-based compensation to executives and other key personnel based on achieving (or exceeding) certain established performance goals. Equity grants vary, therefore, based on the Company’s performance and the executive’s contributions towards corporate goals. Equity grants to Named Executive Officers are made by the Committee annually as part of its fiscal year-end compensation process following its receipt of the Company’s full year performance data. In addition, the Committee occasionally delegates authority to our Chief Executive Officer to make a limited amount of equity awards to other Company personnel.

For fiscal year 2008, the targets for performance-based equity awards under the Executive Stock Plan were set based on 50% for RONA goals and 50% for EPS goals. The Committee also made awards that reflected its consideration of other performance factors, including those discussed above under the “Annual Cash Incentive Bonuses” subsection. In addition, the Committee changed its calculation approach with respect to long-term incentive equity grants in fiscal year 2008 to focus on the aggregate dollar value of grants rather than on the number of shares. The Committee granted stock options as awards under the Executive Stock Plan for fiscal year 2008 to Ms. Stevens as noted in the Summary Compensation Table. When stock options are granted as awards under the Executive Stock Plan, the exercise price is set automatically at fair market value on the grant date.

Retirement and Post-Employment Benefits

We believe retirement plans and other post-employment benefits serve several worthwhile business purposes, including inspiring and motivating superior performance by executives, and attracting and retaining talented personnel generally. We believe our programs are reasonable in light of competitive practices and in light of our executives’ total compensation program.

The General Retirement Plan for Employees (“GRP”) provides retirement benefits to employees, including Named Executive Officers, at age 65 (with five years of service), from age 55 (with ten years of service), or at any age with 30 years of service. These benefits are based on either: (a) a fixed monthly rate for each year of service; or (b) the sum of (i) the worker’s highest average annual earnings multiplied by 1.3% for each of the first 20 years of service, and (ii) the worker’s highest average annual earnings multiplied by 1.4% for each year of service over 20. This average is calculated from the highest five annual periods (within the last 20 years) ending on the date of retirement. Earnings include all salaries, bonuses and other cash compensation.

The Company has two supplemental plans for those participants in the GRP whose benefits are reduced by limitations under the Internal Revenue Code (the “Code”), namely the Benefit Equalization Plan (“BEP”) and the Earnings Adjustment Plan (“EAP”). These plans restore amounts lost under the GRP because of Code limitations. In general, benefits under these plans are subject to the same administrative rules as the GRP. Each Named Executive Officer is entitled to benefits under the BEP and the EAP to ensure that post-retirement income reflects the value of actual earnings during active employment.

Certain executives, including all Named Executive Officers, have been designated by the Board as participants under our Supplemental Retirement Plan for Executives (“SRP”), which is designed to provide a minimum level of post-retirement income to such persons in recognition of their long-term performance and dedication to the Company at the management level. This supplemental benefit is payable for a fixed term of fifteen years, commencing in the seventh month following eligibility for GRP monthly payments (unless a disabled participant elects a later date). Coupled together, these retirement plans will yield (with estimated primary Social Security included) about 60% of the person’s average earnings if retirement follows 30 years of service.

Our Officers’ Supplemental Retirement Plan (“OSRP”) provides supplemental pension benefits to participants, including Named Executive Officers, whose benefits will be reduced under the GRP because of income that he or she elected to defer under the Company’s deferred compensation plan. This was done to ensure that a participant’s post-retirement income reflects the fair value of his or her actual earnings during active employment. The OSRP restores reductions that occur under the GRP because of deferrals, without regard to any limitations under the Code. These benefits are subject to the same administrative rules as the GRP.

Benefits for Named Executive Officers under the above plans are discussed in more detail in the “Executive Compensation” section below.

Savings Plan and Deferred Compensation Plan

Our Savings Plan is a profit sharing plan. The Company contributes 3% of the eligible salary of each eligible employee, including Named Executive Officers, to the plan. The Company’s contribution is invested, at the employee’s election, into one or more pre-established investment plans. If the Company’s contribution for any employee is limited under the Code, the employee will receive these lost contributions under the Company’s deferred compensation plan discussed immediately below. An employee may make additional contributions, including salary deferrals, up to 35% of eligible salary and 100% of any annual cash bonus payment.

The Company sponsors a non-qualified, deferred compensation plan for executives, including Named Executive Officers, to supplement the Savings Plan. Executives may annually defer up to 35% of base pay and his or her entire cash bonus. Those sums are deliverable to the executive later, either on a date selected by the person or upon the occurrence of a specified event. The Company also makes a 3% contribution to this plan for any portion of the base pay of executives that is not eligible for employer contribution under the Savings Plan.

Perquisites

The Company provides a limited number of perquisites and other personal benefits to Named Executive Officers and certain other executives, which it believes are reasonable and consistent with its goal to motivate, attract and retain key executives. The following perquisites are available to each Named Executive Officer:

•	Tax preparation fees up to $1,500 (annually);

•	Financial planning and tax planning expenses up to $8,000 (annually);

•	Medical examination (annually or bi-annually, depending on age); and

•	Employment relocation expenses.

We believe these items are advantageous to the Company and its stockholders, and they facilitate efforts to keep these executives focused on the legitimate interests of the business.

Health Benefits and Disability Insurance

The Company currently provides its executive officers with the same health plan afforded to all associates of the Company. In addition, they participate in an executive health plan, which reimburses the executives for certain additional out-of-pocket health costs not covered by the Company’s self funded plan. This additional health plan is administered by a third party and is tax deductible to the Company. The Company also affords its executive officers additional disability insurance benefits. The disability benefit is based upon meeting certain medical underwriting requirements, and provides for additional disability income in excess of what the Company provides its associates generally.

Management believes that the additional health benefits and disability insurance afforded executive officers is reasonable and competitive in the marketplace.

Severance and Employment Arrangements

The Company has entered into a Special Severance Agreement with each of the Named Executive Officers that is designed to encourage the person to remain with the Company and continue in his or her duties if there is a pending or potential change in control of the Company, and to afford income protection if his or her position is terminated or significantly changed following a change in control. These agreements are discussed in more detail below in the “Potential Payments Upon Termination of Employment” section.

Each of Ms. Stevens and Mr. Ralph also has a separate written arrangement with the Company relating to her or his employment, entered into on October 6, 2006 and July 6, 2007, respectively. While neither arrangement requires a minimum period of employment for the executive, each provides for the continuation of certain minimum levels of salary and benefits during their respective employment tenures and for certain payments in certain termination circumstances. Ms. Stevens’ arrangement provides for an annual base salary of $850,000 and for participation in the Company’s 401(k) savings program, pension plan, deferred compensation plan and various health and welfare programs. Mr. Ralph’s arrangement provides for an annual base salary of $380,000 and for participation in the Company’s 401(k) savings program, pension plan and various health and welfare programs. With respect to payments upon separation from employment with the Company under certain circumstances, Ms. Stevens is entitled to receive certain payments in the absence of termination for cause, and Mr. Ralph is entitled to certain payments unless his separation occurs because of death or for fraud, misconduct or gross neglect of duty. Each separation payment is in addition to any payment to which Ms. Stevens and Mr. Ralph may be entitled upon a change in control of the Company, as described above.

Tax Deductibility of Compensation

To the extent that the aggregate compensation subject to Section 162(m) of the Internal Revenue Code paid to any Named Executive Officer exceeds $1 million, it is not deductible by the Company for federal income tax purposes unless it is “performance-based” as defined in the Code. Cash bonuses and restricted stock grants are performance-based only if they are earned based on achieving objective goals under stockholder approved plans. The EBCP for cash bonuses and the Executive Stock Plan for equity compensation are intended to qualify as performance-based compensation plans under the Code, and each has been approved by the Company’s stockholders. The Committee has the authority to award some compensation that may not be deductible under the Code, such as restricted stock grants that are solely time-vested, if it advances the overall interests of the business. Certain portions of the compensation paid to Ms. Stevens are not deductible under the Code.

COMPENSATION COMMITTEE REPORT

The Human Resources Committee, which serves as the compensation committee of the Board of Directors for purposes of applicable NYSE and SEC requirements, has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our 2008 Annual Report on Form 10-K.

This report is respectfully submitted by the members of the Human Resources Committee.

Stephen M. Ward, Jr., Chair	Gregory A. Pratt
Philip M. Anderson	Kathryn C. Turner

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation accrued or paid by Carpenter for services rendered during the fiscal years ended June 30, 2008, 2007 and 2006, by Carpenter’s Chief Executive Officer, Chief Financial Officers and each of the other Named Executive Officers.

Summary Compensation Table

Name and Principal Position (a)	Year (1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (2) ($) (e)	Option Awards (3) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compensation (5) ($) (i)	Total ($) (j)

Stevens, Anne Chairman, President and Chief Executive Officer	2008	$878,868	$0	$1,207,183	$653,583	$874,030	$422,149	$175,455	$4,211,269
	2007	$516,539	$0	$470,569	$0	$389,470	$51,703	$227,653	$1,655,934

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	2008	$372,226	$0	$439,997	$0	$253,941	$36,878	$38,352	$1,141,392
	2007	$152,308	$50,000	$104,421	$0	$80,388	$14,799	$71,963	$473,879

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	2008	$374,153	$50,000	$397,250	$0	$266,000	$19,445	$23,041	$1,129,890
	2007	$0	$0	$0	$0	$0	$0	$0	$0

Shor, Michael Senior Vice President Premium Alloys Operations	2008	$392,905	$0	$928,884	$0	$300,817	$115,259	$48,973	$1,786,838
	2007	$378,271	$0	$791,892	$0	$39,030	$766,063	$40,110	$2,015,366
	2006	$347,980	$0	$693,000	$0	$413,902	$199,887	$33,497	$1,688,266

Simons, Richard (6) Vice President and Corporate Controller - Acting Chief Financial Officer	2008	$145,399	$0	$0	$0	$0	$0	$13,373	$158,772
	2007	$224,135	$0	$255,900	$0	$67,599	$43,437	$24,282	$615,354

Widge, Sunil Senior Vice President and Chief Technology Officer	2008	$306,174	$0	$1,165,117	$0	$222,041	$42,628	$22,828	$1,758,787
	2007	$252,270	$0	$272,039	$0	$98,628	$307,092	$18,519	$948,548

(1)	None of the Chief Executive Officer, Chief Financial Officer or other Named Executive Officers was employed by the Company in 2006, with the exception of Messrs. Shor and Widge. Dr. Widge was not a Named Executive Officer in 2006 and, therefore, no 2006 compensation information is provided for him.
(2)	The dollar value of stock awards is equal to the compensation expense recognized in accordance with FAS 123R in Carpenter’s financial statements. Carpenter recognizes expenses ratably over a three-year period for performance-based restricted shares, and over the three or five-year vesting periods for time-based restricted shares. The assumptions used in determining the fair value of the stock awards is set forth in Note 16 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K.
(3)	The dollar value of stock options is equal to the compensation expense recognized in accordance with FAS 123R in Carpenter’s financial statements. Carpenter recognizes expense ratably in monthly increments over the three-year vesting period. The assumptions used in determining the fair value of the options is set forth in Note 16 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K.

(4)	Shows the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans (including non-qualified plans) from June 30, 2007 to June 30, 2008. The amounts were computed using the same assumptions used for financial statements reporting purposes under FAS 87 described in Note 12 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K. Amounts paid under the plans use assumptions contained in the plans and may be different than those used for financial statements reporting purposes.
(5)	Other income and benefits include: financial and tax counseling and tax preparation, insurance premiums, dividend equivalents on unvested restricted stock, relocation/temporary living reimbursement and tax gross-ups, contributions to the 401(k) Savings Plan and the Deferred Compensation Plan for Officers and Key Employees and unused earned vacation. Not all of the listed income and/or benefits were provided to each Named Executive Officer. The following table sets forth items included in the “All Other Compensation” for Named Executive Officers accrued or paid for fiscal year 2008 that is included in the “Summary Compensation Table” above.
(6)	Mr. Simons served as Acting Chief Financial Officer from May 7, 2007 to July 6, 2007.

All Other Compensation

Name	Year	Relocation Expense	Contribution to 401(k) Savings Plan	Dividend Equivalents on Unvested Restricted Stock	Perquisites and Other Personal Benefits	Total Other Annual Compensation

Stevens, Anne	2008	$119,787	$26,366	$23,231	$6,071	$175,455
	2007	$198,115	$15,496	$5,250	$8,792	$227,653

Hanley, T. Kathleen	2008	$19,880	$11,167	$6,596	$709	$38,352
	2007	$65,988	$4,569	$1,050	$356	$71,963

Ralph, K. Douglas	2008	$0	$11,225	$3,150	$8,666	$23,041
	2007	$0	$0	$0	$0	$0

Shor, Michael	2008	$0	$11,787	$29,887	$7,299	$48,973
	2007	$0	$11,348	$22,519	$6,243	$40,110
	2006	$0	$10,439	$15,900	$7,158	$33,497

Simons, Richard	2008	$0	$4,362	$8,736	$275	$13,373
	2007	$9,706	$6,724	$7,411	$441	$24,282

Widge, Sunil	2008	$0	$9,185	$11,525	$2,118	$22,828
	2007	$0	$7,568	$7,558	$3,393	$18,519

The following table sets forth information about grants during fiscal year 2008 to Named Executive Officers of awards under the Company’s equity or non-equity incentive plans, which are the Executive Bonus Compensation Plan (“EBCP”) and Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Executive Stock Plan”) described under the heading “Compensation Discussion and Analysis” above.

FY 2008 Grants of Plan-Based Awards Table

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($ / Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(m)
Stevens, Anne Chairman, President and Chief Executive Officer	6/30/2008	8/7/2008							18,240	(3)				$796,176

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	7/23/2007								3,000	(4)				$217,560
	6/30/2008								4,500	(4)				$196,425
	6/30/2008										13,650	(5)	$43.65	$220,174.50
	6/30/2008	8/7/2008							7,820	(3)				$341,343

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	7/9/2007								5,000	(4)				$340,500
	6/30/2008								4,500	(4)				$196,425
	6/30/2008										13,650	(5)	$43.65	$220,174.50
	6/30/2008	8/7/2008							10,000	(3)				$436,500

Shor, Michael Senior Vice President Premium Alloys Operations	7/23/2007								3,000	(4)				$217,560
	6/30/2008								6,050	(4)
	6/30/2008										18,400	(5)	$43.65	$296,792
	6/30/2008	8/7/2008							7,820	(3)				$341,343

Simons, Richard Vice President and Corporate Controller - Acting Chief Financial Officer	7/23/2007								3,000	(4),(6)				$217,560.00
	9/25/2007								80	(4),(6)				$4,959

Widge, Sunil Senior Vice President and Chief Technology Officer	7/23/2007								2,600	(4)				$188,552
	6/30/2008								3,450	(4)				$150,593
	6/30/2008										10,475	(5)	$43.65	$168,962
	6/30/2008	8/7/2008							7,820	(3)				$341,343

(1)	The Performance-Based Restricted Stock has a June 30, 2008 effective date, based on financial results for fiscal year ended June 30, 2008, as approved on July 30, 2008 by the Audit/Finance Committee and on August 7, 2008 by the Human Resources Committee.
(2)	The assumptions used for determining the grant date fair value are set forth in Note 16 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K.
(3)	Reflects the number of restricted shares granted under the Executive Stock Plan for performance in fiscal year 2008. The number of shares granted to each recipient represents 100% of his/her respective performance Target established for fiscal year 2008. The shares are subject to a two-year time-based vesting schedule with 50% vesting on each of the first and second anniversary dates of the award.
(4)	Reflects the number of restricted shares granted under the Executive Stock Plan during fiscal year 2008. The shares are subject to a three-year time-based vesting schedule. The shares will vest in full if the recipient remains an active employee for three years following the grant date. In the event of separation of service due to death, disability, retirement or change in control, the shares will become immediately vested.

(5)	Reflects the number of stock options granted under the Executive Stock Plan during fiscal year 2008 as part of their fiscal year 2009 compensation packages. Option awards have a ten year maximum term and may become exercisable ratably over a three-year period following the grant date. Options will expire 90 days following termination of employment, except in the case of death, disability, or retirement. In the event of death or disability, all options that were granted more than 12 months prior to the event become fully vested and exercisable by the participant or his/her estate for the remainder of the original term. In the event of retirement, all unexercisable options granted more than 12 months before such retirement date shall become fully vested and exercisable by the participant or his/her estate for the remainder of the original term, however, the Committee reserves the right to determine that unvested options are forfeited. Upon a change in control, all outstanding options become fully vested and immediately exercisable.
(6)	Mr. Simons terminated employment prior to the vesting dates of these restricted stock awards and was not eligible for accelerated vesting. The shares were forfeited effective February 8, 2008.

The following table sets forth information about outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2008.

Outstanding Equity Awards At End of Fiscal Year 2008 Table

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($) (2)

Stevens, Anne Chairman, President and Chief Executive Officer	9,500	19,000	(3)	0	$64.17	6/27/2017	49,716	$2,170,103	0	$0

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	0	13,650	(4)	0	$43.65	6/30/2018	21,054	$919,007	0	$0

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	0	13,650	(4)	0	$43.65	6/30/2018	19,500	$851,175	0	$0

Shor, Michael Senior Vice President Premium Alloys Operations	0	18,400	(4)	0	$43.65	6/30/2018	51,840	$2,262,816	0	$0

Simons, Richard Vice President and Corporate Controller - Acting Chief Financial Officer	0	0		0	$0.00	N/A	0	$0	0	$0

Widge, Sunil Senior Vice President and Chief Technology Officer	0	10,475	(4)	0	$43.65	6/30/2018	26,092	$1,138,916	0	$0

(1)	The table in this footnote provides specific information about the respective grant and vesting dates for outstanding shares reflected in the above table:

Named Executive	# of Shares Granted†		Grant Date	Vest Date
Stevens, Anne	20,000		11/01/06	11/01/09
	6,080		06/27/07	06/27/10
	5,396	*	06/29/07	06/29/09
	18,240		06/30/08	06/30/09 –50% 06/30/10 –50%

Hanley, T. Kathleen	4,000		01/08/07	01/08/10
	1,734	*	06/29/07	06/29/09
	3,000		07/23/07	07/23/10
	4,500		06/30/08	06/30/11
	7,820		06/30/08	06/30/09 –50%
06/30/10 –50%

Shor, Michael	8,000		06/23/04	06/23/09
	9,000		06/30/05	06/30/10
	4,500		07/16/06	06/30/09
	10,000		10/16/06	10/16/09
	3,470	*	06/29/07	06/29/09
	3,000		07/23/07	07/23/10
	6,050		06/30/08	06/30/11
	7,820		06/30/08	06/30/09 –50%
06/30/10 –50%

Widge, Sunil	2,000		06/23/04	06/23/09
	3,300		06/30/05	06/30/10
	1,650		09/05/06	09/05/09
	4,000		11/15/06	11/15/09
	1,272	*	06/29/07	06/29/09
	2,600		07/23/07	07/23/10
	3,450		06/30/08	06/30/11
	7,820		06/30/08	06/30/09 –50%
06/30/10 –50%

Ralph, K. Douglas	5,000		07/09/07	07/09/10
	4,500		06/30/08	06/30/11
	10,000		06/30/08	06/30/09 –50%
06/30/10 –50%

†	Balances reflect adjustment for November 15, 2007 stock split, where applicable.
*	Fifty percent of original award

(2)	Market value is based on the June 30, 2008 close price of the Company’s common stock ($43.65).
(3)	Stock options were granted on June 27, 2007. One third vested on June 27, 2008 and the remaining options will vest in equal annual installments on June 27, 2009 and June 27, 2010.
(4)	Stock options were granted on June 30, 2008 and will vest in three equal annual installments on June 30, 2009, June 30, 2010, and June 30, 2011.

The following table sets forth information about options exercised by, and stock vested for the benefit of, the Named Executive Officers during fiscal year 2008.

FY 2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stevens, Anne Chairman, President and Chief Executive Officer	0	$0	5,398	$237,350

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	0	$0	1,736	$76,332

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	0	$0	0	$0

Shor, Michael Senior Vice President Premium Alloys Operations	0	$0	6,000	$261,900
			3,470	$152,576

Simons, Richard Vice President and Corporate Controller - Acting Chief Financial Officer	0	$0	0	$0

Widge, Sunil Senior Vice President and Chief Technology Officer	0	$0	2,200	$96,030
			1,272	$55,930

The following table sets forth information about the value of accumulated benefits and number of years of credited service under each of the Company’s defined benefit pension plan and supplemental executive retirement plans available to Named Executive Officers at the end of fiscal year 2008, based upon assumed retirement dates and the satisfaction of other applicable eligibility criteria under such plans.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Stevens, Anne Chairman, President and Chief Executive Officer	General Retirement Plan (GRP) (2)	1.67	$473,852.38	$0.00
	Benefit Equalization Plan (BEP) (3)	1.67	$0.00	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	1.67	$0.00	$0.00

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	General Retirement Plan (GRP) (2)	1.50	$51,676.82	$0.00
	Benefit Equalization Plan (BEP) (3)	1.50	$0.00	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	1.50	$0.00	$0.00

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	General Retirement Plan (GRP) (2)	1.00	$19,444.92	$0.00
	Benefit Equalization Plan (BEP) (3)	1.00	$0.00	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	1.00	$0.00	$0.00

Shor, Michael Senior Vice President Premium Alloys Operations	General Retirement Plan (GRP) (2)	27.00	$640,656.04	$0.00
	Benefit Equalization Plan (BEP) (3)	27.00	$2,839,403.52	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	27.00	$105,489.75	$0.00

Simons, Richard Vice President and Corporate Controller - Acting Chief Financial Officer	General Retirement Plan (GRP) (2)	2.50	$0.00	$0.00
	Benefit Equalization Plan (BEP) (3)	2.50	$0.00	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	2.50	$0.00	$0.00

Widge, Sunil Senior Vice President and Chief Technology Officer	General Retirement Plan (GRP) (2)	32.08	$1,360,283.58	$0.00
	Benefit Equalization Plan (BEP) (3)	32.08	$726,603.57	$0.00
	Supplemental Retirement Plan for Executives (SRP) (4)	32.08	$58,833.59	$0.00

(1)	The amounts in this column are actuarial present values of the applicable plan accumulated benefits using the same assumptions used for financial statement reporting purposes under FAS 87 described in Note 12 to the financial statements contained in Carpenter’s 2008 Annual Report on Form 10-K and further assuming that each Named Executive Officer retires on his or her earliest possible retirement date. The projected age of each Named Executive Officer’s earliest retirement date is as follows: Mr. Shor - 52; Mr. Ralph - 62; Dr. Widge - 58; Ms. Hanley - 64; and Ms. Stevens - 65. Assumptions regarding the value of survivor benefits are that 80% of executives are married, wives are three years younger than husbands, and Mr. Shor and Dr. Widge are each entitled to a Surviving Spouse Benefit for their spouse. Though the amounts in this column are presented as lump sum present values, only the benefit payable under the GRP is actually payable in the form of a lump sum and only when the executive is eligible for a monthly GRP annuity in the month following separation. None of the Named Executive Officers, with the exception of Dr. Widge, is currently eligible for a lump sum payment under the GRP.
(2)	The GRP is a tax-qualified defined benefit pension plan provided to a broad group of employees. It is described in greater detail elsewhere in this Proxy Statement.

(3)	Carpenter’s BEP restores benefits payable under the GRP except for the limitation by the Internal Revenue Code, as amended, upon the annual benefit that may be paid under qualified plans. The provisions of the GRP determine eligible service and earnings as well as form and timing of all payments with the exception that the BEP does not permit benefits to be paid as a lump sum.
(4)

Carpenter’s SRP provides a benefit in excess of the benefit payable under the GRP and BEP. The SRP is calculated similarly to the GRP except that the SRP benefit (in conjunction with the benefit plans it supplements) is limited to 60% of average compensation plus  1/4% for each year of service over 30. The payments are paid coincident with those under the GRP in the form of a 15-year certain monthly annuity.

Tax-Qualified Defined Benefit Pension Plan

Participation

During fiscal year 2008, all of the Named Executive Officers were eligible to participate in the tax-qualified GRP, except Mr. Ralph. Mr. Ralph becomes eligible to participate in the GRP upon completion of one year of employment with Carpenter.

GRP Calculation

Retirement benefits pursuant to the GRP are calculated using a formula that takes into account a participant’s years of credited service and average compensation during the five highest 12-month calculation periods that occur during the last 240 full calendar months of employment. These retirement benefits are subject to certain limitations under the Internal Revenue Code relating to the maximum amount of compensation that may be taken into account under a tax-qualified plan and relating to the maximum annual benefit that may be paid to any participant by such a plan.

GRP Payment to Executive

All payments to a participant or any beneficiary pursuant to the GRP are conditioned upon the circumstances surrounding the participant’s separation from employment, which dictate whether the participant is entitled to an annuity payable beginning in the month immediately following separation (an “immediate annuity”) or an annuity payable beginning at a later date (a “deferred annuity”), and whether or not the immediate annuity, if applicable, will be reduced to account for the participant’s age at the commencement of the annuity. An unreduced immediate annuity is referred to as a “full pension.”

Full Pension: A participant is entitled to a full pension if (i) he or she separates from employment at or after age 65 having provided at least five years of service, (ii) he or she retires at any age with at least 30 years of service, or (iii) he or she retires at age 62 with at least 10 years of service. A full pension is also available based upon permanent disability if the participant has provided at least 15 years of service to the Company, or upon the consent of the Plan Committee, where retirement of the participant is determined to be in the Company’s interest and the participant’s age plus service equals one of the following totals.

Employee’s Age	Employee’s Service	Age + Service =
Under 55	At least 20 years	65 but not 80
Under 55	At least 15 years	At least 80
55 but not 62	At least 15 years	At least 70

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) or at age 60 after at least five years of service (with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid prior to the participant reaching age 65).

Deferred Vested Pension: A participant with a vested pension who separates from service without being eligible for an immediate annuity does not attain any of the foregoing and is entitled to receive a Deferred Vested Pension that is generally payable without discount at age 65 (or at age 62 if the participant terminated employment after at least 15 years of service). A participant with a Deferred Vested Pension who terminates employment at age 55 after at least 10 years of employment may elect to have a discounted benefit commence at age 60 in lieu of a benefit commencing at age 65.

Form of GRP Payments

Benefits collected pursuant to the GRP are typically paid as a monthly annuity for either the life of the employee, or the joint lives of the employee and beneficiary. A participant may elect a lump sum payment when the monthly annuity would be otherwise payable in the month following separation.

Non-Qualified Defined Benefit Pension Plans

Executive Eligibility to Participate

During fiscal year 2008, all of the Named Executive Officers participated in the non-qualified SRP and up to three other non-qualified retirement plans that restore various payments that are restricted under the GRP.

SRP Calculation

The SRP pays a retirement benefit that normally supplements payments from the GRP, Social Security and all non-qualified defined benefit plans. The retirement benefit under the SRP is calculated similarly to the retirement benefit under the GRP, with three exceptions: (1) “compensation” for purposes of the SRP includes certain items of remuneration that are not included in “compensation” for purposes of the GRP; (2) the SRP does not incorporate limitations on the amount of compensation taken into account under the plan; and (3) the SRP benefit is limited so that the sum of the participant’s GRP benefit, Primary Social Security Benefit Amount, and non-contributory benefits from all non-qualified deferred compensation plans sponsored by the Company, plus any SRP benefit amount, cannot exceed 60% of a participant’s average compensation plus  1/4% for each year of service over 30 years. Except in the event of a change in control of the Company, as defined under the SRP, benefits under the SRP are payable in the form of a 15-year certain monthly annuity commencing in the earlier of the month following separation from employment or the first month in which the separated participant would be entitled to begin receiving monthly payments under the GRP. In the event of a change in control of the Company, as defined in the SRP, benefits under the SRP are payable in a lump sum.

Other Non-Qualified Plans Calculations

In addition to the SRP, there are three non-qualified plans that restore benefits that (i) would have been payable under the GRP but for IRS limits on the amount of compensation payable under a tax-qualified plan, or (ii) are lost under the GRP due to voluntary deferrals under the NQDCP. The EAP restores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax-qualified plan ($230,000 in 2008). The BEP restores benefits not paid under the GRP because of limitations on benefits that may be paid from a tax-qualified plan ($185,000 annual benefit in 2008). The OSRP restores benefits not paid under the GRP due to voluntary deferrals under the NQDCP.

Non-Qualified Payments to Executive

All non-qualified payments to an executive or any beneficiary are conditioned upon the participant’s separation of employment or (in some instances) on the occurrence of a change in control. Benefits under the NQDCP may be made in a lump sum, or annual installments over 10 or 15 years, as a participant may elect at the time of a deferral. The following paragraphs describe the payment timing of the SRP. (The other non-qualified plans generally pay benefits at the same time as benefits under the GRP.)

Full Pension: A participant is entitled to a full pension if (i) he or she separates from employment at or after age 62 after at least five years of service, or (ii) he or she retires at any age after at least 30 years of service. A participant who is eligible for monthly GRP payments in the month following separation, having provided at least 10 years of service, may receive a full pension with the consent of the Plan Committee where retirement is determined to be in the Company’s interest.

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least five years of service (with the benefit amount otherwise payable at age 62 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) and commences in the month chosen for payments made pursuant to the GRP. A disabled participant may commence receipt of early pension payments pursuant to the SRP at any age and may elect to defer the SRP benefit (not linked to GRP).

Deferred Vested Pension: A participant with a vested pension who separates from employment without being eligible for an immediate annuity is entitled to a deferred vested pension, generally payable (1) beginning in the first month following separation from employment if the participant separated from service (a) after attaining age 55, having provided at least 10 years but fewer than 30 years of service; or (b) at or after attaining age 60 having provided fewer than 10 years of service; or, in any other instance (2) beginning in the first month following the participant’s attainment of age 55 (if the participant provided at least 10 years of service) or age 60 (if the participant provided fewer than 10 years of service). The amount of a Deferred Vested Pension under the SRP is generally subject to a discount to account for the time during which benefits are paid prior to the participant reaching age 62.

Non-Qualified Plans—Payment to Beneficiary

If a participant dies before benefit payments under the SRP or the NQDCP are completed, the remaining benefits under the SRP or the NQDCP are paid to the named beneficiary, or if there is no beneficiary, to the surviving spouse, or if there is neither a named beneficiary nor a surviving spouse, to the participant’s estate (in that order of priority). Payments to a beneficiary are made in the same time, form and amount as if the employee had survived. With respect to all other non-qualified plans, if a participant dies before benefit payments under the plan are completed, the plan generally pays the remaining benefits to the same beneficiary and on the same schedule as would apply under the GRP.

Form of Non-Qualified Payments

Except when benefits become payable because of a change in control, the SRP pays a 15-year certain benefit to the executive or applicable beneficiary and the NQDCP pays benefits resulting from deferrals during a given year in one of three forms elected by the participant for that year’s deferrals: a lump sum, annual installments over 10 years, or annual installments over 15 years. The other non-qualified plans generally pay benefits in the same periodic payment form as benefits under the GRP. Participants may not elect a lump sum payment under any of the non-qualified plans, although benefits are paid as a lump sum under the non-qualified plans if they become payable because of a change in control.

Eligibility of Named Executive Officers at June 30, 2008

Dr. Widge qualifies for a full pension from the GRP, BEP and SRP as a result of more than 30 years of service. None of the other Named Executive Officers currently qualify for a Full Pension or Early Pension under the GRP, SRP or other non-qualified plans without special circumstances.

Non-Qualified Defined Contribution Pension Plan

Under Carpenter’s Non-Qualified Deferred Compensation Plan for Officers and Key Employees (“NQDCP”), a participant may defer an additional amount (beyond the amount deferred under a tax-qualified defined contribution), not to exceed 35% of base salary, plus all or a portion of bonuses earned under the EBCP. Under the NQDCP, the hypothetical account established for a participant is credited annually with an employer contribution equal to 3% of the portion of a participant’s base salary that exceeds the limitations set by the IRS on compensation that may be taken into account under the Savings Plan ($230,000 in 2008) and such amounts vest immediately.

A participant’s hypothetical NQDCP account is adjusted regularly to reflect investment returns that match the performance of publicly available investment funds, as elected by the participant. The NQDCP investment options mirror those available under the Savings Plan, except that the NQDCP does not include the Guaranteed Investment Contract or Carpenter stock investment options. Benefits under the NQDCP are payable from general Company funds at stated times or on the occurrence of stated events, and a participant may elect distribution in a lump sum or annual installments (over either 10 or 15 years).

The following table sets forth information about deferred compensation accrued by the Named Executive Officers during fiscal year 2008 under the NQDCP.

FY 2008 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)

Stevens, Anne Chairman, President and Chief Executive Officer	$0	$20,481		$1,551		$0	$30,971

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	$0	$3,790	-$	322		$0	$3,468

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	$0	$0		$0		$0	$0

Shor, Michael Senior Vice President Premium Alloys Operations	$0	$5,253	-$	2,664		$0	$30,027

Simons, Richard Vice President and Corporate Controller - Acting Chief Financial Officer	$0	$181	-$	11		$0	$170

Widge, Sunil Senior Vice President and Chief Technology Officer	$108,532	$2,087	-$	99,412	-$	5,684	$560,625

(1)	This table reports compensation deferred under Carpenter’s non-qualified Deferred Compensation Plan for Officers and Key Employees (“NQDCP”). The NQDCP is a non-qualified defined contribution plan with a 3% employer contribution on base salary that is not eligible for the normal Company 3% contribution under the tax-qualified 401(k) plan (“Savings Plan”) because of IRS limitations. Each executive may defer 35% of base salary into the NQDCP and defer the receipt of all or a portion of bonuses earned under the EBCP.
(2)	Reflects the fiscal year 2008 3% Company contribution to the NQDCP. This Company contribution is also included in column (i) of the Summary Compensation Table.

Tax-Qualified Defined Contribution Pension Plan

Under the Company’s tax-qualified 401(k) plan (the “Savings Plan”), the account of every eligible participant is credited annually with an employer contribution of 3% of base salary (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). In addition, an eligible participant may contribute to his or her plan account up to an additional 35% of base salary (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). Participant contributions during a calendar year may not exceed an annual limit, which for 2008 is $15,500, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit is $20,500. The Savings Plan allows for immediate participation by all eligible employees and immediate vesting of all contributions. There are no matching contributions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Certain of the Company’s compensation or benefits plans in which one or more of the Named Executive Officers participate provide that benefits earned or granted during the course of a participant’s service will become payable (or awards will become vested) on an immediate or other accelerated basis if the participant’s employment terminates under certain circumstances. The table presented at the end of this section summarizes the benefits that become payable to each Named Executive Officer in connection with his or her termination for any reason.

The table reflects that Carpenter has entered into a Special Severance Agreement with all of the Named Executive Officers. Each of these agreements, in effect, converts into a three-year employment agreement for the executive only upon the occurrence of a “change in control” of Carpenter (as defined in the agreement). Thereafter, if the executive’s employment is terminated, the executive will receive (a) his or her full salary and all bonuses prorated through the date of termination, (b) his or her pension and other benefits through the termination date, and (c) the vesting of all restricted stock and stock options, and the ability to exercise all other grants. In addition, if the termination is by Carpenter (or its successor) other than for cause, or by the executive for good reason, the executive will receive a lump sum payment equal to three years of salary plus full annual bonus (computed without regard to actual attainment of relevant performance goals), and an enhanced pension benefit paid as a lump sum from general assets. Under similar termination circumstances, the agreements provide for continuation of all other active benefits for three years; tax and financial planning for three years; outplacement services; payment by the Company of any federal excise tax created by the agreement; and reimbursement of any legal fees for enforcing or defending the agreement. The original term of each Special Severance Agreement is three years, and the term is automatically extended on each one-year anniversary date to again become three years from such anniversary date, unless the executive receives written notice from the Company sixty days prior to any such anniversary date that such term will not be extended.

The table also reflects, in the cases of Ms. Stevens and Mr. Ralph, their respective separate written arrangements relating to their employment, which are summarized in the “Compensation Discussion and Analysis – Severance and Employment Arrangements” section of this Proxy Statement.

The table is limited to executive or special benefits and does not include benefits that are generally available to the Company’s non-executive employees. The table quantifies such payments that would result from accelerated vesting of stock options, performance shares and restricted stock, and uses lump sum present value calculations for other amounts, in all cases assuming a termination event occurred on June 30, 2008.

FY 2008 Potential Payments Upon Termination or Change in Control Table

Named Executive	Benefit	Before Change in Control			After Change in Control (1)
		Retirement or Resignation	Termination for Cause	Other Termination or Resignation for Good Reason	Other Termination or Resignation for Good Reason
Stevens, Anne Chairman,President and Chief Executive Officer	Benefit Equalization Plan (BEP)(2)	N/A	$0	$0	$0
	Supplemental Retirement Plan (SRP)(3)	N/A	$0	$0	$0
	Stock Option Award (6/27/07)(4)	N/A	$0	$0	$18,810
	Performance Share Award (6/30/2008)(4)	N/A	$0	$0	$796,176
	Restricted Stock Award (RSA) (11/1/2006)(4)	N/A	$0	$0	$873,000
	Restricted Stock Award (RSA) (6/27/2007)(4)	N/A	$0	$0	$265,392
	Performance Share Award (6/29/2007)(4)	N/A	$0	$0	$235,535
	Executive Bonus Compensation Plan (EBCP)	N/A	$0	$0	$874,030
	Deferred Compensation Plan (NQDCP)	N/A	$30,971	$30,971	$30,971

	Post-Retirement Insurance/Death Benefit (5)	N/A	$0	$0	$0
	Severance - Employment Agreement (6)	N/A	$0	$875,500	$0
	Severance - Change in Control Agreement	N/A	$0	$0	$8,239,511
	Tax gross-up (7)	N/A	$0	$0	$3,653,570
	Fringe Benefits (8)	N/A	$0	$0	$48,500
	Benefit Coverage (9)	N/A	$0	$7,499	$22,496

Shor, Michael Senior Vice President Premium Alloys Operations	Benefit Equalization Plan (BEP) (2)	$2,839,404	$2,839,404	$2,839,404	$2,839,404
	Supplemental Retirement Plan (SRP) (3)	$105,490	$105,490	$105,490	$105,490
	Stock Option Award (6/30/08)(4)	$803,160	$0	$0	$803,160
	Performance Share Award (6/30/2008) (4)	$341,343	$0	$0	$341,343
	Restricted Stock Award (RSA) (6/30/2008)(4)	$264,083	$0	$0	$264,083
	Restricted Stock Award (RSA) (7/25/2007)(4)	$130,950	$0	$0	$130,950
	Restricted Stock Award (RSA) (7/16/2006)(4)	$196,425	$0	$0	$196,425
	Restricted Stock Award (RSA) (10/16/2006)(4)	$436,500	$0	$0	$436,500
	Restricted Stock Award (RSA) (6/29/2007)(4)	$151,466	$0	$0	$151,466
	Prior Period Restricted Stock Awards (RSA) (4)	$742,050	$0	$0	$742,050
	Executive Bonus Compensation Plan (EBCP)	$300,817	$0	$0	$300,817
	Deferred Compensation Plan (NQDCP)	$30,027	$30,027	$30,027	$30,027

	Post-Retirement Insurance/Death Benefit (5)	$391,400	$0	$0	$0
	Severance - Change in Control Agreement	$0	$0	$0	$5,964,571
	Tax gross-up (7)	$0	$0	$0	$0
	Fringe Benefits(8)	$0	$0	$0	$48,500
	Benefit Coverage (9)	$0	$0	$0	$31,465

Hanley, T. Kathleen Senior Vice President Organizational Effectiveness/ Strategy/Corporate Staffs	Benefit Equalization Plan (BEP) (2)	N/A	$0	$0	$0
	Supplemental Retirement Plan (SRP) (3)	N/A	$0	$0	$0
	Stock Option Award (6/30/2008) (4)	N/A	$0	$0	$595,823
	Performance Share Award (6/30/2008) (4)	N/A	$0	$0	$341,343
	Restricted Stock Award (RSA) (6/30/2008)(4)	N/A	$0	$0	$196,425
	Restricted Stock Award (RSA) (6/30/2007)(4)	N/A	$0	$0	$75,689
	Restricted Stock Award (RSA) (1/8/2007)(4)	N/A	$0	$0	$174,600
	Restricted Stock Award (RSA) (7/23/2007)(4)	N/A	$0	$0	$130,950
	Executive Bonus Compensation Plan (EBCP)	N/A	$0	$0	$253,941
	Deferred Compensation Plan (NQDCP)	N/A	$3,468	$3,468	$3,468

	Post-Retirement Insurance/Death Benefit (5)	N/A	$0	$0	$0
	Severance - Change in Control Agreement	N/A	$0	$0	$2,598,527
	Tax gross-up (7)	N/A	$0	$0	$1,371,572
	Fringe Benefits (8)	N/A	$0	$0	$48,500
	Benefit Coverage (9)	N/A	$0	$0	$18,952

Widge, Sunil Senior Vice President and Chief Technology Officer	Benefit Equalization Plan (BEP) (2)	$726,604	$726,604	$726,604	$726,604
	Supplemental Retirement Plan (SRP) (3)	$58,834	$58,834	$58,834	$58,834
	Stock Option Award (6/30/2008) (4)	$457,234	$0	$0	$457,234
	Performance Share Award (6/30/2008)(4)	$341,343	$0	$0	$341,343
	Restricted Stock Award (RSA) (6/30/2008)(4)	$150,593	$0	$0	$150,593
	Restricted Stock Award (7/25/2007)(4)	$113,490	$0	$0	$113,490
	Restricted Stock Award (RSA) (9/5/2006)(4)	$72,023	$0	$0	$72,023
	Restricted Stock Award (RSA) (11/15/2006)(4)	$174,600	$0	$0	$174,600
	Restricted Stock Award (RSA) (6/29/2007)(4)	$55,523	$0	$0	$55,523
	Executive Bonus Compensation Plan (EBCP)	$222,041	$0	$0	$222,041
	Deferred Compensation Plan (NQDCP)	$560,625	$560,625	$560,625	$560,625

	Post-Retirement Insurance/Death Benefit (5)	$305,000	$0	$0	$0
	Severance - Change in Control Agreement	$0	$0	$0	$2,154,623
	Tax gross-up (7)	$0	$0	$0	$890,708
	Fringe Benefits (8)	$0	$0	$0	$48,500
	Benefit Coverage (9)	$0	$0	$0	$34,934

Ralph, K. Douglas Senior Vice President-Finance and Chief Financial Officer	Benefit Equalization Plan (BEP) (2)	N/A	$0	$0	$0
	Supplemental Retirement Plan (SRP) (3)	N/A	$0	$0	$0
	Stock Option Award (6/30/2008) (4)	N/A	$0	$0	$595,823
	Performance Share Award (6/30/2008)(4)	N/A	$0	$0	$436,500
	Restricted Stock Award (RSA) (6/30/2008)(4)	N/A	$0	$0	$196,425
	Restricted Stock Award (RSA) (7/9/2007)(4)	N/A	$0	$0	$218,250
	Executive Bonus Compensation Plan (EBCP)	N/A	N/A	N/A	$266,000
	Deferred Compensation Plan (NQDCP)	N/A	$0	$0	$0

	Post-Retirement Insurance/Death Benefit (5)	N/A	$0	$0	$0
	Severance - Employment Agreement (6)	N/A	$0	$380,000	$0
	Severance - Change in Control Agreement	N/A	$0	$0	$2,322,525
	Tax gross-up (7)	N/A	$0	$0	$1,322,837
	Fringe Benefits (8)	N/A	$0	$0	$48,500
	Benefit Coverage (9)	N/A	$0	$9,699	$29,097

(1)	Values above the dotted line are attained at the time of a change in control with or without termination of employment. Values below the dotted line require a change in control and a subsequent Triggering Event.
(2)	For executives vested with five years of service, these amounts are presented in a lump sum present value, although BEP benefits may only be paid in some form (single-life or joint-lives) of monthly annuity.
(3)	For executives vested with five years of service, these amounts are presented in a lump sum present value, although SRP benefits may only be paid as a monthly annuity over a 15-year certain period.
(4)	The stock value after a change in control is based on the terms of the Executive Stock Plan and would result from immediate vesting following the change in control. Before a change in control, all executives will receive this stock value following separation from service due to death, disability or, for Mr. Shor and Dr. Widge retirement, where it would be in Carpenter’s best interest.
(5)	The Post-Retirement Insurance/Death Benefit Plan for Executive Officers provides a death benefit to any executive who has at least 10 years of service and GRP eligibility for an entitlement other than Deferred Vested Pension. At retirement, the executive may elect to insure up to $400,000 of the benefit. The amount in this row is payable only upon the death of the executive.
(6)	Ms. Stevens and Mr. Ralph have employment agreements with the Company. If the Company terminates Ms. Stevens for other than cause or she resigns with good reason, she will receive (1) one year of base salary, (2) one year continuation of insurance benefits and (3) vesting of all time-vested restricted stock on a pro-rata basis including stock that would have vested within 12 months after separation. If Mr. Ralph is terminated by the Company for other than cause or he resigns with good reason, he will receive (1) one year of base salary, (2) one year continuation of insurance benefits and (3) after one year of employment, vesting of all time-vested restricted stock on a pro-rata basis including stock that would have vested within 12 months after separation.
(7)	In addition to the assumed payment of the potentially applicable 20% federal excise tax rate, the following rates were assumed for purposes of this calculation: Social Security/Medicare = 1.45%, Pennsylvania income tax = 3.07%, Municipal tax rate = 1% and Federal tax rate = 35% (effective rate = 34.2755%).
(8)	Fringe benefits (perquisites) are assumed as follows: outplacement services for one year at a maximum amount of $20,000; annual financial and tax planning services and tax filing services for three years at annual maximum amounts of $8,000 and $1,500, respectively.

(9)	Ms. Stevens’ and Mr. Ralph’s respective employment agreements also provide benefit insurance coverage for one year. The value of benefits is determined by deducting the amount of any current premium for the benefit from the current actuarial cost. It is assumed that the executive will elect the maximum coverage to which he or she is entitled. Actual costs will differ depending upon the executive’s election and the future cost of benefits.

AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is comprised of four members, each of whom has been determined by the Board to be an Independent Director under applicable rules or other requirements of the NYSE and the SEC with respect to qualification of members of an audit committee. Each member is financially literate as required by NYSE standards, and three of the four members qualify as an “audit committee financial expert” under applicable SEC standards. The Audit/Finance Committee functions pursuant to a written charter that was adopted, and is reviewed annually, by the Board. A copy of the charter is posted on Carpenter’s website at www.cartech.com.

The Audit/Finance Committee is charged with a number of responsibilities, including appointing the independent registered public accounting firm to be retained to audit Carpenter’s consolidated financial statements and recommending to the Board with respect to the inclusion of such financial statements in the Company’s annual report on Form 10-K. The Audit/Finance Committee is also responsible for approving any non-audit services to be provided by the independent registered public accounting firm, and more generally for reviewing the adequacy of Carpenter’s financial reporting and internal controls over financial reporting, the integrity of the financial statements of the Company, and the independence and performance of Carpenter’s independent registered public accounting firm.

Management is primarily responsible for the preparation, presentation and integrity of Carpenter’s financial statements; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures; establishing, maintaining and evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Carpenter’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Carpenter’s internal control over financial reporting.

In discharging its responsibilities, the Audit/Finance Committee reviewed and discussed with management and Carpenter’s independent registered public accounting firm, PricewaterhouseCoopers LLP, Carpenter’s audited financial statements for fiscal year 2008, and the financial schedule thereto, and the report of PricewaterhouseCoopers LLP thereon. The Committee also discussed other matters with PricewaterhouseCoopers LLP such as the quality (in addition to acceptability), clarity, consistency, and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit/Finance Committee met with management periodically during fiscal year 2008 to consider the adequacy of Carpenter’s internal controls, and discussed these matters and the overall scope and plans for the audit of Carpenter with PricewaterhouseCoopers LLP. The Audit/Finance Committee also discussed with senior management and PricewaterhouseCoopers LLP Carpenter’s disclosure controls and procedures and the certifications by Carpenter’s Chief Executive Officer and Chief Financial Officer, pursuant to applicable requirements of the SEC under the Sarbanes-Oxley Act of 2002. In particular, the Audit/Finance Committee was kept apprised by senior management of the progress of the evaluation of Carpenter’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with such oversight, the Audit/Finance Committee received periodic updates provided by senior management and PricewaterhouseCoopers LLP at several meetings during the year. At the conclusion of the process, senior management provided the Audit/Finance Committee with, and the Audit/Finance Committee reviewed, a report on the effectiveness of Carpenter’s internal control over financial reporting. The Audit/Finance Committee also reviewed the report of PricewaterhouseCoopers LLP on Carpenter’s internal control over financial reporting.

The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the firm’s independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PricewaterhouseCoopers LLP.

Based on the reviews and discussions described in this report, the Audit/Finance Committee has recommended to the Board that Carpenter’s audited consolidated financial statements be included in Carpenter’s 2008 Annual Report on Form 10-K for filing with the SEC.

This report is respectfully submitted by the Audit/Finance Committee of the Board of Directors.

I. Martin Inglis, Chair	Robert R. McMaster
Carl G. Anderson, Jr.	Peter N. Stephans

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Finance Committee, acting pursuant to delegated authority in its charter from the Board of Directors, has selected PricewaterhouseCoopers LLP (“PwC”), subject to approval by the stockholders at the Annual Meeting, to be appointed by the Company to serve as its independent registered public accounting firm for fiscal year 2009. In such capacity, PwC would be engaged to audit and report upon the Company’s financial statements and internal controls over financial reporting of Carpenter for the fiscal year 2009. PwC, or one of its predecessor firms, has served as the independent registered public accounting firm of Carpenter since 1918. The Audit/Finance Committee and the Board of Directors believe PwC is well qualified to act in this capacity.

THE BOARD OF DIRECTORS AND ITS AUDIT/FINANCE COMMITTEE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

A representative of PwC is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year 2008, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit and attestation services related to statutory or regulatory filings required by certain foreign locations, were $989,338 compared to $1,062,109 for fiscal year 2007.

Audit-Related Fees

PwC billed $7,125 in audit-related fees in fiscal year 2008 compared to $331,307 in fiscal year 2007. In fiscal year 2008, these fees related to license fees for use of financial reporting, assurance and best practices databases.

Tax Fees

The aggregate fees billed by PwC for tax services were $94,541 for fiscal year 2008, compared to $50,550 in fiscal year 2007. Fees in fiscal year 2008 were primarily for international tax compliance services and divestiture assistance.

Non-Audit Services and Fees

It is the practice of the Audit/Finance Committee to pre-approve all services rendered to Carpenter by its independent registered public accounting firm in accordance with applicable legal requirements. For the fiscal year ended June 30, 2008, the Audit/Finance Committee approved all services rendered to Carpenter by PwC.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on the proxy on such business in accordance with their judgment.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of Carpenter’s Proxy Statement to multiple stockholders in a household. Carpenter will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662, telephone 610-208-3423. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY STOCKHOLDER, A COPY OF CARPENTER’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2008, INCLUDING A LIST OF THE EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO CARPENTER’S CORPORATE SECRETARY AT CARPENTER TECHNOLOGY CORPORATION, P.O. BOX 14662, READING, PA 19612-4662.

By order of the Board of Directors,

Oliver C. Mitchell, Jr.
Secretary

ADMISSION TICKET

ANNUAL MEETING

OF

STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION

MONDAY, OCTOBER 13, 2008 - 11:00 A.M.

RITZ CARLTON NEW YORK CITY, CENTRAL PARK

50 CENTRAL PARK SOUTH

NEW YORK, NEW YORK

AGENDA

•   Election of three directors.

•   Approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carpenter for the fiscal year ending June 30, 2009.

•   Transact such other business as may properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side.

If you plan to attend the 2008 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this admission ticket to the Carpenter Technology Corporation representative.

PROXY

CARPENTER TECHNOLOGY CORPORATION

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting on October 13, 2008

The undersigned stockholder of Carpenter Technology Corporation appoints ANNE L. STEVENS and OLIVER C. MITCHELL, JR., or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Ritz Carlton New York City, Central Park, 50 Central Park South, New York, New York, on Monday, October 13, 2008, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

Comments: (change address)

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES—BY TELEPHONE OR INTERNET.

PLEASE DATE AND SIGN ON REVERSE SIDE

CARPENTER TECHNOLOGY CORPORATION P.O. Box 14662 101 WEST BERN STREET READING, PA 19612-4662

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Carpenter Technology Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carpenter Technology Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CARTEC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARPENTER TECHNOLOGY CORPORATION
The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

1.	Nominees – Terms to Expire 2011:
01) Robert R. McMaster
	02) Gregory A. Pratt	☐	☐	☐
03) Anne L. Stevens
						For	Against	Abstain
Vote On Proposal

2.	Approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm.					☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR Proposal 2.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address change and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature (PLEASE SIGN WITHIN BOX)	Date				Signature (Joint Owners)		Date